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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: October 18, 2004

HELMERICH & PAYNE, INC.

(Exact name of registrant as specified in its charter)

State of Incorporation: Delaware

COMMISSION FILE NUMBER 1-4221

Internal Revenue Service — Employer Identification No. 73-0679879

1437 South Boulder Avenue, Suite 1400, Tulsa, Oklahoma 74119
(918)742-5531

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.06 MATERIAL IMPAIRMENTS

     On October 18, 2004, Helmerich & Payne, Inc. (the “Company”) concluded that a non-cash charge for impairment of nine of its 12 offshore platform rigs, located in the Gulf of Mexico, will be recorded in its fourth quarter which ended September 30, 2004. Estimates of the impairment charge range from $48 million to $53 million on a pre-tax basis. In evaluating the Company’s offshore platform business, impairment indicators were present, including declines in revenue and margin per day, industry and Company platform rig utilization, and bid activity. The Company noted that these declines had not been positively affected by the significant increase in oil and gas prices. As a result of the declining financial trends and the generally unfavorable market conditions in the Gulf of Mexico, the Company completed its analysis of the prospective market demand, utilization, and probability-weighted cash flow forecasts for each of the 12 offshore rigs owned by the Company. Based on this analysis, the Company determined that an impairment charge was required.

ITEM 8.01 OTHER EVENTS

     On October 19, 2004, the Company issued a press release announcing the impairment of certain of its Gulf of Mexico offshore platform rigs and the sale of certain portfolio securities. A copy of the press release is attached to this report as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS

(c)	99.1	Press Release dated October 19, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELMERICH & PAYNE, INC.
(Registrant)

/s/ Steven R. Mackey

Steven R. Mackey
Vice President

DATE: October 19, 2004